Exhibit 99.2

Press Release

Bio-Rad Offers to Acquire Digital PCR Developer Stilla Technologies

Transaction To Complement Bio-Rad’s Existing Digital PCR Portfolio and Accelerate Development of Next-Generation Digital PCR Solutions

HERCULES, Calif. — [BUSINESS WIRE] - February 13, 2025 — Bio-Rad Laboratories, Inc. (NYSE: BIO and BIO.B), a global leader in life science research and clinical diagnostics products, today announced that the company has entered into a binding offer to purchase all equity interests in Stilla Technologies (“Stilla”). The acquisition remains subject to consultation with relevant employee representatives, regulatory approvals, and other customary closing conditions, and is expected to close by the end of the third quarter of 2025.
With operations in France and the U.S., Stilla develops and markets next-generation digital PCR instruments, consumables, and assays. The company’s Nio® family of all-in-one digital PCR systems aids the development of a wide range of genetic tests and molecular assays across multiple applications including liquid biopsy for oncology diagnostics, cell and gene therapy, organ transplant testing, infectious diseases, and food and environmental testing.

"Stilla’s next-generation digital PCR solutions would make a compelling and complementary addition to Bio-Rad’s best-in-class digital PCR portfolio,” said Norman Schwartz, CEO of Bio-Rad Laboratories. “Once closed, the acquisition will support our strategy to further expand our business into applied research and clinical diagnostics where customers expect a higher degree of automation and throughput capabilities.”

Jim Barry, EVP and President of Bio-Rad’s Life Science Group, added, “Together with our planned launch of Bio-Rad’s QX Continuum™ system, the Stilla platform would allow us to serve the full range of digital PCR applications and help us meet the evolving needs of customers in genomics research and applied science.”

Rémi Dangla, CEO of Stilla Technologies, stated, “We are thrilled with the prospect of joining Bio-Rad, a leader in the field of digital PCR. With Stilla’s passion for product development and Bio-Rad’s extensive life science expertise, operational excellence, and global reach, together we can bring substantial value to the work of applied research and biopharma customers around the globe.”

BIO-RAD and QX Continuum are trademarks of Bio-Rad Laboratories, Inc., Nio is a trademark of Stilla Technologies SAS.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIO.B) is a leader in developing, manufacturing, and marketing a broad range of products for the life science research and clinical diagnostics markets. Based in Hercules, California, Bio-Rad operates a global network of research, development, manufacturing, and sales operations with approximately 7,700 employees, and $2.6 billion in revenues in 2024. Our customers include universities, research institutions, hospitals, and biopharmaceutical companies, as well as clinical, food safety and environmental quality laboratories. Together, we develop innovative, high-quality products that advance science and save lives. To learn more, visit www.bio-rad.com.

Bio-Rad Forward-Looking Statements

This release may be deemed to contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements we make regarding our offer to acquire Stilla Technologies. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "plan", "believe," "expect," "anticipate," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions, although not all forward-looking statements contain these words. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. These risks and uncertainties include, but are not limited to, the timing of the proposed transaction; the possibility that various conditions to the consummation of the proposed transaction may not be satisfied or waived; the ability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing; the effects of disruption from the proposed transaction and the impact of the announcement and pendency of the proposed transaction on Stilla Technologies’ business; the possibility that the anticipated benefits from the proposed transaction cannot be realized in the manner contemplated; the ability to successfully integrate the acquired business into the Company’s operations; the planned launch of our QX Continuum system; and other factors beyond the control of the Company and/or Stilla Technologies. For further information regarding our risks and uncertainties, please refer to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operation" in Bio-Rad's public reports filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Bio-Rad cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

Bio-Rad Investor Contact:
Edward Chung, Investor Relations
510-741-6104
ir@bio-rad.com

Bio-Rad Media Contact:
Anna Gralinska, Corporate Communications
510-741-6643
cc@bio-rad.com

2